SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934.

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                  MICRONETICS WIRELESS, INC.
         (Name of Registrant as Specific in Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:



(2)  Aggregate number of securities to which transaction applies:



(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



(4)  Proposed maximum aggregate value of transaction:



(5)  Total fee paid:



[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:



     (2)  Form, Schedule or Registration Statement No.:



     (3)  Filing Party:



     (4)  Date Filed:

                    MICRONETICS WIRELESS, INC.
                     (a Delaware corporation)

                  Notice of 2000 Annual Meeting
                    of Shareholders to be held
                at 10:00 A.M. on September 7, 2000





To the Shareholders of
MICRONETICS WIRELESS, INC.:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders (the "Meeting") of MICRONETICS WIRELESS, INC. (the "Company") will be held on September 7, 2000 at 10:00 A.M. at the offices of Kalin & Associates, P.C., One Penn Plaza, Suite 1425, New York, NY 10019 to consider and vote on the following matters described under the corresponding numbers in the attached Proxy
Statement:

     1.   Election of three directors;

     2. Amendment of the Company's Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of shares of Common Stock, par value $.01 per share, authorized for issuance by the Company from 10,000,000 to 25,000,000;

     3. Amendment of the Company's 1996 Stock Option Plan (the "1996 Plan") increasing the number of shares of Common Stock for which options are authorized to be granted under the 1996 Plan from 300,000 to 900,000 shares (the "Amendment to the 1996 Plan"); and

     4. Such other matters as may properly come before the Meeting.

     The Board of Directors has fixed August 7, 2000 at the close of business, as the record date for the determination of shareholders entitled to vote at the Meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of shareholders entitled to vote at the Meeting shall be available for examination by any shareholder, for any purpose germane to the Meeting, during ordinary business hours from August 25, 2000 until the Meeting at the offices of the Company. The list will also be available at the Meeting.

     Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.


                                        By Order of the Board of Directors



                                        Donna Hillsgrove,
                                        Secretary

Date: August 9, 2000


     Request for additional copies of proxy material and the Company's Annual Report for its fiscal year ended March 31, 2000 should be addressed to Shareholder Relations, Micronetics Wireless, Inc., 26 Hampshire Drive, Hudson, NH 03051. This material will be furnished without charge to any shareholder requesting it.

                   MICRONETICS WIRELESS, INC.
                        26 Hampshire Drive
                        Hudson, NH  03051


                         Proxy Statement


     The enclosed proxy is solicited by the management of Micronetics Wireless, Inc. (the "Company") in connection with the 2000 Annual Meeting of Shareholders (the "Meeting") to be held on September 7, 2000 at 10:00 A.M. at the offices of Kalin & Associates, P.C., One Penn Plaza, Suite 1425, New York, NY 10119 and any adjournment thereof. The Board of Directors has set August 7, 2000 as the record date for the determination of shareholders entitled to vote at the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

     The proxy will be voted in accordance with your directions as to:

     (1) The election of the three persons listed herein as directors of the Company;

     (2)  Amendment of the Company's Certificate of Incorporation
(the "Certificate of Incorporation") to increase the number of shares of Common Stock, par value $.01 per share, authorized for issuance by the Company from 10,000,000 to 25,000,000;

     (3) Amendment of the Company's 1996 Stock Option Plan (the "1996 Plan") increasing the number of shares of Common Stock for which options are authorized to be granted under the 1996 Plan from 300,000 to 900,000 shares (the "Amendment to the 1996 Plan"); and

     (4) Such other matters as may properly come before the Meeting.

     In the absence of direction, the proxy will be voted in favor of management's proposals.

     The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation, which represent an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the costs of supplying necessary additional copies of the solicitation materials and the Company's Annual Report to Shareholders for its fiscal year ended March 31, 2000 (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Reports to such beneficial owners.

     Only shareholders of record of the Company's 3,966,067 shares of Common Stock (the "Common Stock") outstanding at the close of business on August 7, 2000 will be entitled to vote. Each share of Common Stock is entitled to one vote. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum. The proxy statement, the attached notice of meeting, the enclosed form of proxy and the Annual Report are being mailed to shareholders on or about August 9, 2000. The Company's principal executive offices are located at 26 Hampshire Drive, Hudson, NH 03051 and its telephone number at that location is (603) 883-2900.


                            PROPOSAL 1

                      ELECTION OF DIRECTORS

     Three directors are to be elected by a majority of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Shareholders and until his or her respective successor is elected and qualifies. The persons named in the accompanying proxy have advised management that it is their intention to vote for the election of the following nominees as directors unless authority is withheld:


                   Richard S. Kalin
                   Barbara Meirisch
                   David Siegel


     Management has no reason to believe that any nominee will be unable to serve. In the event that any nominee becomes unavailable, the proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.

     The following table sets forth certain information as to the persons nominated for election as directors of the Company at the
Meeting:


                         Position with            Director
Name                Age   the Company               Since


Richard S. Kalin    45   Chief Executive Officer, April 1987
                         Chairman, President,
                         and Director


Barbara Meirisch    58   Director                 September 1996


David Siegel        72   Director                 April 1987


     Mr. Richard S. Kalin was appointed Chief Executive Officer in January 1992 and Chairman of the Board in June 1989. Prior thereto he had been Secretary and a director of the Company since April 1987. Mr. Kalin is also Secretary and a director of Pentech International Inc., a manufacturer and distributor of stationery products. He has also been engaged in the private practice of law since 1978, and currently is a partner of Kalin & Associates, P.C., counsel to the Company.


     Ms. Barbara Meirisch has been a director of the Company since September 1996. Her most recent assignment at AT&T was from January 1990 to January 1996 as a Director of Public Relations in Advertising for the Network Wireless Systems Business Unit, where she had responsibility for developing wireless communication strategies for domestic and international operations and media relations. Presently, she is a strategic marketing consultant for communication companies.


     Mr. David Siegel has been a director of the Company since April 1987. Mr. Siegel is also Chairman of the Board of Directors of Surge Components, Inc., a distributor of passive electronic components, and a director of Kent Electronics, Inc., a manufacturer of cable assemblies and a distributor of electronic components.

     Directors serve until the next annual meeting of stockholders and until their respective successors are elected and qualify.

     During the fiscal year ended March 31, 2000 ("Fiscal 2000"), the Board of Directors held one meeting and acted five times by unanimous consent. Ms. Meirish and Messrs. Boe and Siegel comprise the Compensation Committee and the Audit Committee which did not meet during Fiscal 2000.


OTHER EXECUTIVE OFFICERS

     Mr. David Robbins, 36, was appointed Senior Vice President of the Company, in March 1999. He has been employed by the Company in various capacities since February 1992.

     Mr. Ralph Marrone, 41, was appointed Vice President of
Micronetics/Equipment in August 1999. Prior thereto, he was Director of Strategic Marketing at Alpha Electronics, Inc. from
April 1998 to April 1999. Prior to that he held multiple positions including sales and business development roles at Hewlett Packard from May 1980 to June 1996.

     Ms. Donna Hillsgrove, 51, was appointed Secretary and
Treasurer of the Company in January 1994. Prior to that time she was Controller of the Company. She has been employed by the Company since April 1992.

     Mr. Stuart Bernstein, 42, was appointed Vice President of Micronetics/VCO Products in April 2000. Prior to that time, he was Vice President of Delean, Inc.'s VCO Products Group which was acquired by the Company last year. Since 1990 until September 1999, he was employed by the Company in various capacities.

     Mr. Floyd Parin, 57, President of Microwave and Video Systems Inc. ("MVS"), a wholly-owned subsidiary of the Company, since
January 1999. Mr. Parin has been President of MVS for the past five years.

     Mr. Mark Goldman, 58, has been Vice President of MVS for more than the past five years.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

     Section 16(a) of Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Barbara Meirisch failed to timely file a Form 4 in connection with her sale of 1,000 shares in January 2000, David Robbins failed to timely file a Form 4 in connection with his sale of 10,000 shares in March 2000 and Ralph Marrone failed to file a timely Form 4 in connection with his sale of 2,000 shares in March 2000. All such Form 4's have now been filed. Except as set forth above, based solely on its review of the copies of such forms received by it, the Company believes that during Fiscal 2000 all executive officers, directors and owners of ten percent of the outstanding shares of Common Stock of the Company complied with all applicable filing requirements.


EXECUTIVE COMPENSATION

     The following table sets forth information relating to the cash compensation received by the Company's President. None of the Company's officers, other than its President, had cash compensation in Fiscal 2000 of more than $100,000 per year. No executive officer received benefits in excess of ten percent of their cash compensation.


                        SUMMARY COMPENSATION TABLE

                                                  Long
                                        Other     Term
                         Annual         Annual    Compen-
Name and                 Com-           Compen-   sation/   Other
Principal      Fiscal    pensation      sation    Option    Compen-
Position       Year      Salary ($)     Bonus ($) Grants    sation


Richard        2000      103,092(1)     11,048    50,000(2)  6,736(3)
S. Kalin,      1999       83,668(1)     18,114    55,000     6,456(3)
  Chairman     1998       77,816(1)     13,311    57,500(2)  6,446(3)
  and
  President



(1) Includes $42,000 in legal fees to Kalin & Associates, P.C., of which Mr. Kalin is a principal in Fiscal 2000, $32,084 of such fees in Fiscal 1999 and $37,816 of such fees in Fiscal 1998. Does not include $27,500, $30,000 and $30,000 in fees paid to Makenzie Communications, an advertising agency owned by Mr. Kalin's wife, during Fiscal 2000, Fiscal 1999 and Fiscal 1998, respectively.

(2) Includes 7,500 of option grants in Fiscal 1998 to Mr. Kalin's wife, as to which Mr. Kalin disclaims beneficial ownership.

(3) Includes expenses relating to furnishing Mr. Kalin an automobile.


EMPLOYMENT AGREEMENTS

     In September 1996, Mr. Kalin entered into an employment agreement (the "Agreement") with the Company which terminates September 19, 2001, unless terminated earlier. The base salary commences at $50,000 per annum. As additional compensation, Mr. Kalin receives three percent of the Company's pre-tax profits up to the levels reported in the prior fiscal year and five percent of any such profits in excess of such amount. The Agreement also provides for a monthly $500 automobile allowance.

     In January 1999, Mr. Parin entered into a employment agreement with MVS providing for annual compensation at the rate of $85,000 per year plus a bonus based on meeting certain metrics. In January 2000, this Agreement was amended to reduce the compensation rate to $76,000 per year until June 30, 2000 and effective July 1, 2000 until December 31, 2001, it was further amended to become a consulting agreement providing for annual compensation of $35,000 per year. In January 1999, Mr. Goldman entered into a two year employment agreement with MVS providing for annual compensation of $72,000 per year plus a bonus based on meeting certain metrics. In August 1999, Mr. Marrone entered into a one year employment agreement with the Company providing for annual compensation of $105,000 plus a bonus of up to $45,000 if he meets certain metrics. Each of these agreements includes a covenant not to compete and provides for the payment of benefits to each of these persons provided to other similarly situated executives.


STOCK OPTION PLANS

     On April 14, 1994, the Company adopted a 1994 Stock Option Plan (the "1994 Plan") and readopted it on July 18, 1995 pursuant to which options to purchase up to 300,000 shares of Common Stock may be granted to employees, consultants, advisors and/or directors. On January 18, 1996, the Company adopted a 1996 Stock Option Plan (the "1996 Plan") pursuant to which options to purchase up to 300,000 shares of Common Stock may be granted to employees, consultants, advisors and/or directors. In December 1999 and June 2000, the Board of Directors authorized amendments to the 1996 Plan (subject to shareholder approval) to increase the number of shares of Common Stock that may be granted under the 1996 Plan to 900,000 shares. Options granted pursuant to the 1994 Plan and 1996 Plan may be incentive options or non-qualified options as such terms are defined in the Internal Revenue Code of 1986, as amended (The 1994 Plan and the 1996 Plan are referred to collectively as the "Plans").

     The Plans are administered by the Board of Directors or a Committee of the Board of Directors (the "Compensation Committee") which has the authority to determine the persons to whom the options may be granted, the number of shares of Common Stock to be covered by each option, the time or times at which the options may be granted or exercised and for the most part, the terms and provisions of the options. The exercise price of options granted under the Plans may not be less than the fair market value of the shares of Common Stock on the date of grant (110% of such price if granted to a person owning in excess of ten percent of the Company's securities). Options granted under the Plans may not be granted more than ten years from the date of adoption of each respective Plan, nor may options be exercised more than ten years from the date of grant.

     The following table sets forth certain information with respect to the named executive officers of the Company who have been granted options to purchase the Common Stock (except as otherwise set forth) during Fiscal 2000:


                    OPTION GRANTS IN FISCAL 2000

                              Percent of
                              Total Options
                    Options   Granted in     Exercise     Expiration
Name                Granted   Fiscal Year    Price ($)(2) Date

Richard S. Kalin    25,000    16.79%         1.625        5/10/03
                    25,000                   1.32            - (3)

Stuart Bernstein(1) 10,000     6.21%         1.41          8/2/04
                     5,000                   1.50         9/10/04
                     3,500                   5.50        12/01/04

Donna Hillsgrove(1)  2,500     9.23%         1.625        5/10/03
                    25,000                   9.44         1/13/05

David Robbins(1)    10,000     3.35%         1.625        5/10/03



(1)  Pursuant to 1996 Stock Option Plan

(2) Options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

(3)  Mr. Kalin exercised these options during Fiscal 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL
             YEAR AND FISCAL YEAR-END (FYE) OPTION VALUES


                                        Number of
                                        Securities     Value of
                                        Underlying     Unexercised
                                        Unexercised    In-the-Money
             Shares                     Options        Options
             Acquired                   At FYE (#)     At FYE ($)
             On         Value           Exercisable/   Exercisable/
Name         Exercise   Realized($)(1)  Unexercisable  Unexercisable(2)


Richard
  S. Kalin     45,000      $104,500     175,000/0      $2,261,687/0


Barbara
  Meirisch     15,000      $343,125      10,000/0        $130,000/0



(1) Represents fair market value of the Common Stock at the exercise date minus the exercise price.

(2) Represents fair market value of the Common Stock at March 31, 2000 of $15.00 as reported by NASDAQ, less the exercise price.


COMPENSATION OF DIRECTORS

     Directors not employed by the Company have been compensated as consultants for the time spent on Company matters, including attendance at directors' and other meetings. During Fiscal 2000, each non-employee director received $750 as consultant fees.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of July the number of shares of Common Stock held of record or beneficially (i) by each person who held of record, or was known by the Company to own beneficially, more than five percent of the outstanding shares of the Common Stock, (ii) by each director and (iii) by all officers and directors as a group:




                         Number of         Percent of
Names and Address        Shares Owned      Outstanding Shares


Richard S. Kalin         1,104,585(1)           26.67%
One Oak Forest Lane
Mendham, NJ  07945


David Siegel               118,270(2)            2.97%
2488 Horace Court
Bellmore, NY 11710


Roy L. Boe                  20,000(3)              (6)
410 North Cedar Drive
Fairfield, CT 06430


Barbara Meirisch            25,000(4)              (6)
17 Woods End Road
West Orange, NJ  07052


All Officers and         1,527,304              36.09%
 Directors as a group    (1)(2)(3)(4)(5)
(ten persons)



(1) Includes 136,132 shares of Common Stock held in his retirement accounts and options to purchase an aggregate of 175,000 shares of Common Stock at exercise prices ranging from $1.625 to $2.3125 per share. Also includes 434,100 shares of Common Stock and options to purchase an aggregate of 1,250 shares of Common Stock owned by his wife. Also includes 10,000 shares of Common Stock owned by his minor son.

(2) Includes 33,050 shares of Common Stock owned of record by RJW Trading Corp., a personal holding company 100% owned by Mr. Siegel and members of his family, 14,970 shares of Common Stock held in his retirement account and options to purchase an aggregate of 15,000 shares of Common Stock exercisable at prices ranging from $1.50 to $1.875 per share.

(3) Includes options to purchase an aggregate of 10,000 shares of Common Stock at exercise prices ranging from $1.50 to $2.00 per share.

(4) Includes an option to purchase an aggregate of 10,000 shares of Common Stock at exercise prices ranging from $1.50 to $2.00 per share.

(5) Includes options to purchase 132,075 shares of Common Stock that are issuable upon exercise within sixty days at an average exercise price of approximately $1.67 per share and an additional 200 shares owned by officers of the Company who are not also directors.

(6)  Less than 1%.


                            PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE
OF INCORPORATION TO INCREASE THE NUMBER OF
                AUTHORIZED SHARES OF COMMON STOCK

     The Certificate of Incorporation currently authorizes the issuance of up to 10,100,000 shares of capital stock, of which 10,000,000 shares are designated Common Stock, par value $.01 per share, and 100,000 shares are designated preferred stock. In June 2000, the Board of Directors approved an amendment to the Certificate of Incorporation, pursuant to which, subject to approval by the shareholders at the Meeting, the number of shares of Common Stock, par value $.01 per share, authorized for issuance by the Company thereunder will be increased from 10,000,000 to 25,000,000. The affirmative vote of the holders of at least a majority of the shares of Common Stock present and entitled to vote at the Meeting is required to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 25,000,000.

     The Board of Directors recommends that the shareholders of the Company vote their shares for the proposal to amend the Certificate of Incorporation to increase the number of shares of Common Stock, par value $.01 per share, authorized for issuance by the Company from 10,000,000 to 25,000,000. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the amendment to the Certificate of Incorporation.

     As of July 19, 2000, the Company had issued and outstanding approximately 3,966,067 shares of Common Stock.

     The Board of Directors would like to increase the number of authorized shares of Common Stock to provide the Company with flexibility to issue its shares in connection with possible future actions, such as stock splits, stock dividends, financing, corporate mergers, acquisitions, use in employee benefit plans or other corporate purposes. As of the date of this proxy statement, the Company has no agreements or commitments with respect to the sale or issuance of such additional shares of Common Stock. The availability of additional authorized shares would allow the Company to accomplish the Company's business and financial objectives in the future without stockholder approval, except as may be required in particular cases by the Company's charter documents, applicable law or the rules of any stock exchange or other system on which the Company's securities may then be listed. In addition to the more traditional uses described above, the Company could issue shares of its Common Stock as a defense against efforts to obtain control of the Company. The Board of Directors does not intend or view the increase in authorized shares of Common Stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type.


                            PROPOSAL 3

                     APPROVAL OF AMENDMENT TO
                          THE 1996 PLAN

     The affirmative vote of the holders of at least a majority of the shares of Common Stock present and entitled to vote at the Meeting is required to approve the Amendment to the 1996 Plan to increase by 600,000 the number of shares of Common Stock for which options may be granted under the 1996 Plan. Under the 1996 Plan as currently in effect, options to purchase 300,000 shares of Common Stock were subject to grant, of which all have been granted. Of the 600,000 additional shares which the Board of Directors amended the 1996 Plan to add, subject to shareholder approval, options to purchase 161,950 shares have been granted. The Board of Directors recommends that the shareholders of the Company vote their shares of Common Stock in favor of the Amendment to the 1996 Plan. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the Amendment to the 1996 Plan.


The 1996 Plan

     In December 1999 and June 2000, the Board of Directors approved (subject to shareholder approval) amendments to the 1996 Plan to increase the number of shares of Common Stock for which options could be granted to 900,000. The 1996 Plan is a stock plan providing for the grant of incentive stock options and nonqualified stock options to key employees and consultants of the Company and its subsidiaries. The Company estimates that all of its employees, consisting of approximately 62 people, are eligible to participate in the 1996 Plan. The following description of the Plan is a summary and is qualified in its entirety by reference to the 1996 Plan, a copy of which has been filed as an Exhibit to the Company's Form S-8 as filed with the Securities and Exchange Commission on March 17, 1998.

     Duration. No option may be granted under the 1996 Plan after January 17, 2006 (the "Termination Date"). Options granted prior to the Termination Date, however, may extend beyond such date and the provisions of the 1996 Plan will continue to apply thereto.

     Purpose. The purpose of the 1996 Plan is to attract and retain eligible participants of outstanding competence and to encourage their best efforts on behalf of the Company. The Board of Directors believes that stock options provide performance incentives to eligible participants to the benefit of the Company and its shareholders, and recommends approval of the amendment to the Plan by stockholders.

     Administration. The 1996 Plan is administered by the Compensation Committee or the Board of Directors, itself, which determines the key employees and consultants eligible to receive options and the terms thereof, all in a manner consistent with the 1996 Plan. The Compensation Committee or the Board of Directors has full and final authority to determine the persons to whom, and the time or times at which, options are granted, the number of shares subject to each option, the number of options which shall be treated as incentive stock options, the duration of each option, appropriate vesting requirements, and other terms and provisions of each option. The Board of Directors or the Committee also has the authority to accelerate the vesting of a stock option. In determining persons who are to receive options, and the number of shares to be covered by each option, the Compensation Committee or the Board of Directors considers, among other things, the person's position, responsibilities, service, accomplishments, and such person's present and future value to the Company.

     Shares Subject to Options. The 1996 Plan had provided that the total number of shares of Common Stock subject to the grant of options is 300,000 shares, subject to adjustment under certain circumstances. Options which terminate or expire unexercised are available for subsequent grants. In December 1999 and June 2000, the Board of Directors authorized amendments to the 1996 Plan, subject to shareholder approval, increasing the number of shares of Common Stock available for the grant of options under the 1996 Plan by 600,000 to 900,000. The purpose of the Amendment to the 1996 Plan is to make available for the grant of options a new pool of 600,000 shares of Common Stock of which options covering 161,950 shares of Common Stock have already been granted.

     Options. The 1996 Plan provides for the grant of incentive stock options and nonqualified stock options to key employees and consultants, as determined by the Board of Directors. The exercise price of incentive stock options granted under the 1996 Plan shall be at least 100% of the fair market value of a share of Common Stock on the date of grant and the exercise price of nonqualified stock options shall be at least equal to the par value of the Common Stock. The Board of Directors or the Committee may provide that options will be exercisable in full at any time or from time to time during the option term or provide for the exercise thereof in such installments at such times as the Board of Directors may determine. Nonqualified stock options shall be exercisable for not more than ten years and incentive stock options may be exercisable for up to ten years except as otherwise provided. An option may be exercised only during the optionee's employment, provided, however, that if employment terminates as a result of death, disability or retirement, then options may be exercised for a period of up to one year, and if employment is terminated by the Company without cause, then options may be exercised for a period of up to 90 days, in each case subject to the earlier expiration of the option in accordance with the terms of its grant. The Board of Directors may provide that an optionee may pay for shares upon exercise of an option (i) in cash, (ii) in already-owned shares of Common Stock, or (iii) by such other medium or by any combination of (i) or (ii), as authorized by the Board.

     Grants to Date. As of August 2000, a total of 461,950 options have been granted under the 1996 Plan. On July 19, 2000, the closing price of a share of Common Stock as reported by Nasdaq was $12.50 and the total value all of the shares of Common Stock which could be issued pursuant to options granted under the 1996 Plan as of such date would be approximately $4,826,000.

     Adjustments and Amendments of the 1996 Plan. Adjustments to the 1996 Plan and to outstanding options will be made to reflect stock dividends, recapitalizations and similar events. The Committee has the right to amend, suspend or terminate the 1996 Plan at any time; provided, however, that, unless otherwise required by law or specifically provided in the 1996 Plan, the rights of a participant with respect to options granted prior to such amendment, suspension or termination, may not be materially impaired without the consent of such participant and provided further that without the approval of the stockholders of the Company entitled to vote, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under the 1996 Plan (except to reflect stock dividend, recapitalizations, and similar events), (ii) decrease the minimum purchase price of any option or (iii) extend the maximum option period. The 1996 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 1996 Plan is not, nor is it intended to be, qualified under
Section 401(a) of the Code.

     Non-Assignability of Options. No option may be assignable or transferable by the recipient, except by will or by the laws of descent and distribution. During the lifetime of a recipient, options may be exercisable only by him or his personal representative or guardian. No option or interest therein may be pledged, attached or otherwise encumbered other than in favor of the Company.

     Certain Federal Income Tax Consequences. The rules concerning the Federal income tax consequences with respect to stock options granted pursuant to the 1996 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following discussion of tax consequences is designed to provide a general understanding thereof as of the date hereof.

     Under current federal income tax laws, the grant of an incentive stock option generally has no income tax consequences for the optionee or the Company. No taxable income results to the optionee upon the grant or exercise of an incentive stock option. However, the amount by which the fair market value of the stock acquired pursuant to the incentive stock option exceeds the exercise price is an adjustment item for purposes of Alternative Minimum Tax. If no disposition of the shares is made within either two years from the date the incentive stock option was granted or one year from the date of exercise of the incentive stock option, any gain or loss realized upon disposition of the shares will be treated as a long-term capital gain or loss to the optionee. If the Common Stock is held for more than one year after the date of exercise, the optionee will be taxed at the lowest rate applicable to capital gains for such optionee. The Company will not be entitled to a tax deduction upon such exercise of an incentive stock option, nor upon a subsequent disposition of the shares unless such disposition occurs prior to the expiration of the holding period described above. In general, if the optionee does not satisfy the foregoing holding periods, any gain equal to the difference between the exercise price and the fair market value of the stock upon exercise (or, if a lesser amount, the amount realized on disposition over the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding period described above, the Company is entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

     An optionee will realize no taxable income upon the grant of a nonqualified option and the Company will not receive a deduction at the time of such grant. Upon exercise of a nonqualified stock option an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the stock. If the Common Stock is held for more than one year after the date of exercise, the optionee will be taxed at the lowest rate applicable to capital gains for such optionee. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

     In addition: (i) any officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their options; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable Federal tax rules, including, without limitation,
Section 162(m); and (iii) in the event that the exercisability of an option is accelerated because of a change in control, payments relating to the options, either alone or together with certain other payments may constitute parachute payments under Internal Revenue Code Section 280G, which excess amounts may be subject to excise tax.


                            PROPOSAL 4

                          OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.


INDEPENDENT CERTIFIED PUBLIC AUDITORS

     The Board of Directors has selected Trochiano & Daszkowski LLP ("T & D"), independent certified public accountants, auditors of the Company's financial statements for FY2000, as the auditors of the financial statements of the Company for its current fiscal year ending March 31, 2001. A representative of T & D has been invited to attend the Meeting, but it is uncertain whether he will attend. If he does, he will be given the opportunity to make a statement and to answer questions any shareholder may have.


SHAREHOLDER'S PROPOSALS

     Any shareholder of the Company who wishes to present a proposal to be considered at the next annual meeting of shareholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement for such meeting must deliver such proposal in writing to the Company at 26 Hampshire Drive, Hudson, NH 03051 on or before March 30, 2001.


                               By Order of the Board of Directors



                               Donna M. Hillsgrove,
                               Secretary

Dated:  August 9, 2000





                                                              APPENDIX A
                              PROXY

                      MICRONETICS WIRELESS, INC.
                        26 Hampshire Drive
                        Hudson, NH  03051

     The undersigned, revoking all proxies, hereby appoints Richard
S. Kalin and David Siegel and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Micronetics Wireless, Inc. (the "Company") which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on September 7, 2000, at 10:00 A.M. at the offices of Kalin & Associates, P.C., One Penn Plaza, Suite 1425, New York, NY 10119 and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual
Meeting, Proxy Statement and the Company's 2000 Annual Report.

     1.   ELECTION OF DIRECTORS

          FOR all nominees listed           WITHHOLD Authority
          below (except as marked           vote for all nominees
          to the contrary below)            listed below

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through such nominee's name in the list below).

     RICHARD S. KALIN, BARBARA MEIRISCH AND DAVID SIEGEL

     2. APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, AUTHORIZED FOR ISSUANCE BY THE COMPANY FROM 10,000,000 TO 25,000,000.

          FOR         AGAINST           ABSTAIN

     3. APPROVAL OF THE AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS ARE AUTHORIZED TO BE GRANTED UNDER SUCH PLAN FROM 300,000 TO 900,000 SHARES.

          FOR         AGAINST           ABSTAIN

     4.   IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY
          PROPERLY COME BEFORE THE MEETING.
     PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR Proposals 1, 2 and 3.




Date:                       , 2000




(Signature)



(Signature, if held jointly)


Where stock is registered in the names
of two or more persons ALL should sign.
Signature(s) should correspond exactly
with the name(s) as shown above. Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.


     Requests for copies of proxy materials, the Company's Annual Report for its fiscal year ended March 31, 2000 on Form 10-KSB should be addressed to Shareholder Relations, Micronetics Wireless, Inc., 26 Hampshire Drive, Hudson, NH 03051. This material will be furnished without charge to any shareholder requesting it.